SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C.  20549



                                  FORM 8-K/A No. 1


                                   CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                     June 17, 1998




                                   Mallinckrodt Inc.
               (Exact name of registrant as specified in its charter)




            New York                1-483            36-1263901
  (State or other jurisdiction   (Commission     (I.R.S. Employer
   of incorporation)              File Number)    Identification No.)



675 McDonnell Boulevard, St. Louis, MO                      63134
(Address of principal executive offices)                  (ZIP Code)


Registrant's telephone number,                         (314) 654-2000
    including area code

Pursuant to Rule 12b-15 of the Securities Exchange Act of 1934, as amended, this Form 8-K/A is hereby filed with respect to that certain Current Report on Form 8-K of Mallinckrodt Inc. filed with the Securities and Exchange Commission on March 23, 1998 (as amended, the "Form 8-K"). In accordance therewith, Item 5 of the Form 8-K is hereby restated in its entirety as follows:

Item 5.  Other Events
This document provides additional information for the benefit of our investors which was not included in the Company's Current Report on Form 8-K filed March 23, 1998.


                          Mallinckrodt Inc.
   Unaudited Pro Forma Condensed Consolidated Financial Statements

On August 28, 1997, Mallinckrodt Inc. (the Company or Mallinckrodt) acquired Nellcor Puritan Bennett Incorporated (Nellcor) through an agreement to purchase for cash all the outstanding shares of common stock of Nellcor for $28.50 per share. The aggregate purchase price of the Nellcor acquisition was approximately $1.9 billion. The acquisition was accounted for using the purchase method of accounting.

Immediately after the acquisition was consummated, management of the combined Company began to formulate an integration plan to combine Mallinckrodt and Nellcor into one successful company. Eleven transition teams comprised of employees of Mallinckrodt and Nellcor were established in the second quarter to focus on business strategy, revenue enhancement, global development, sales force integration, product development, operations and administrative consolidation.
All segments of the employee work force could be impacted by these efforts. The transition teams are expected to complete their work during fiscal 1998. Since both companies (Mallinckrodt and Nellcor) have global healthcare operations, senior management, through the transition teams, is assessing which activities should be consolidated, including customer service, logistics and sales. In addition, from a physical and legal perspective, assessment of the need for existing regional sales offices, country operations and headquarters are being evaluated.

Upon the approval of exit plans, the resulting costs, which will include involuntary severance of Nellcor employees as a result of work force reduction, relocation of Nellcor employees, and the elimination of contractual obligations of Nellcor which will have no future economic benefit when the plan is complete, will be recognized as a liability assumed as of the acquisition date. The contractual obligations include facility leases and consulting arrangements which are no longer required for software implementation and other projects which may be stopped. Termination and relocation arrangements will be communicated in sufficient detail for the affected Nellcor employee groups to determine the types and amounts of benefits they will receive if terminated or relocated.

Nellcor corporate staff functions, which were performed at the Nellcor headquarters located in Pleasanton, California, will now be performed at the Mallinckrodt headquarters in St. Louis, Missouri. The Nellcor corporate staff employees in legal, treasury, human resources, corporate accounting, financial services, communications and investor relations have been notified.

Integrating these two large international organizations is a complex process. The most complex undertaking for the transition teams is the determination of whether certain functions should be consolidated and where they should be located. The breadth of international operations creates logistic, legal and tax structural issues which must be assessed to derive the greatest value for the Company going forward. Decisions that result from the integration team recommendations will impact the valuation of assets acquired as determinations are made to end product lives and shut down or consolidate operations. Significant actions needed to complete the plan include determination of the legal ramifications of closing operations in certain countries, assessment of the tax implications of various alternative strategies, and analysis of the costs associated with the various activities to be exited and employees to be terminated.

At March 31, 1998, the Company estimates that Nellcor integration actions taken to date combined with those under consideration will result in accruals totaling approximately $75 million. Approximately 80 percent of these accruals will relate to Nellcor employee severance and relocation costs.

As of December 31, 1997, $26.9 million has been accrued and included in the acquisition cost allocation, and $1.6 million has been paid and charged against this accrual. The primary component of this balance relates to severance agreements in place prior to the acquisition date which provide certain employees with specified benefits in the event that their employment with Nellcor is terminated or there is an adverse change, based upon the employee's judgment, in the employee's status, title, position or responsibilities. As additional accruals are recorded for Nellcor integration actions, there will be a corresponding increase in goodwill.

Allocations of the purchase price have been determined based upon preliminary estimates of value, and therefore, are subject to change. As refinements are made, goodwill will be adjusted accordingly. The most significant refinement of the purchase price allocation will result from the integration plan being formulated by management. Based upon information currently available regarding actions under consideration, the differences between the preliminary and final allocations are not expected to have a material impact on either the results of operations or financial position.

The integration plan will also identify exit activities related to the operations of Mallinckrodt prior to the acquisition of Nellcor. Costs of these exit activities will include severance of Mallinckrodt employees. A liability for these costs will be recognized at the time management commits to the plan and communicates termination arrangements in sufficient detail for the affected Mallinckrodt employee groups to determine the types and amounts of benefits they will receive if terminated. In addition, integration costs of the combined Company, such as transition bonuses and consulting costs, will generally be expensed as incurred. Based upon decisions made during the third quarter and those under consideration at March 31, 1998, the Company now expects costs of exit activities related to the operations of Mallinckrodt prior to the acquisition of Nellcor plus integration costs of the combined Company to total $75 million to $100 million, and will be a nonrecurring charge to fiscal 1998 operating results. During the first half of fiscal 1998, the actions taken have resulted in pre-tax charges to operations of $6.8 million, consisting of $3.8 million for transition bonuses, $1.5 million for involuntary severance, and $1.5 million for other integration costs. As of December 31, 1997, payments made relating to the above totaled $0.1 million for involuntary severance and $1.5 million for other integration costs. Anticipated costs and cost savings associated with the integration of the two companies have not been reflected in this presentation.

The following Unaudited Pro Forma Condensed Consolidated Statement of Operations is based upon the historical financial statements of Mallinckrodt and Nellcor, and has been prepared under the assumptions set forth in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended December 31, 1997 has been prepared as if the purchase transaction and the related financing had occurred at the beginning of fiscal 1997. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The Unaudited Condensed Consolidated Balance Sheet as of December 31, 1997 is presented in the Mallinckrodt Inc. Form 10-Q for the period ended December 31, 1997 filed on February 12, 1998 and amended
June 17, 1998.

The Unaudited Pro Forma Condensed Consolidated Statement of
Operations does not purport to represent what Mallinckrodt's results of operations would have been if consummation of the acquisition had occurred at the beginning of fiscal 1997 or which may be achieved in the future.

The Unaudited Pro Forma Condensed Consolidated Statement of
Operations should be read in conjunction with the historical financial statements and accompanying notes for Mallinckrodt.


                         Mallinckrodt Inc.
  Unaudited Pro Forma Condensed Consolidated Statement of Operations
               Six Months Ended December 31, 1997


(In millions, except per share amounts)

                                                          Pro Forma
                            Mallinckrodt(A)  Nellcor(A)  Adjustments  Combined
                            ---------------  ----------  -----------  --------
Net sales.................     $1,154.3        $101.1                 $1,255.4
Operating costs and
 expenses:
  Cost of goods sold......        664.4          61.0     $  (.3)(B)     725.1
  Selling, administrative
   and general expenses...        308.5          37.4        7.8 (B)     353.7
  Research and development
   expenses...............         67.7           9.3                     77.0
  Restructuring charges...                        2.4                      2.4
  Other operating
   income, net............        (18.4)                                 (18.4)
                               ---------       -------     ------     ---------
Total operating costs
 and expenses.............      1,022.2         110.1       7.5        1,139.8
                               ---------       -------     ------     ---------

Operating earnings
 (loss)...................        132.1          (9.0)      (7.5)        115.6
Interest income and other
 nonoperating income
 (expense), net...........         11.5                     (6.9)(C)       4.6
Interest expense..........        (47.4)          (.1)     (11.5)(D)     (59.0)
                               ---------       -------     ------     ---------

Earnings (loss) before
 income taxes.............         96.2          (9.1)     (25.9)         61.2
Income tax provision
 (benefit)................         37.3          (2.9)      (9.4)(E)      25.0
                               ---------       -------     ------     ---------

Net earnings (loss).......         58.9          (6.2)     (16.5)         36.2
Preferred stock
 dividends................          (.2)                                   (.2)
                               ---------       -------    -------     ---------

Available for common
 shareholders.............     $   58.7        $ (6.2)    $(16.5)     $   36.0
                               =========       =======    =======     =========
Earnings per common share (F)
 Basic....................     $    .81                               $    .50
                               =========                             =========
 Assuming dilution........     $    .80                               $    .49
                               =========                             =========


The accompanying Notes are an integral part of the Unaudited Pro Forma
Condensed Consolidated Statement of Operations.

                             Mallinckrodt Inc.
                  Notes to Unaudited Pro Forma Condensed
                   Consolidated Statement of Operations
                    Six Months Ended December 31, 1997


(A) The acquisition of Nellcor occurred on August 28, 1997. The Nellcor results represent July and August activity. The results of Nellcor subsequent to acquisition are included with Mallinckrodt. The Mallinckrodt results exclude the $75.4 million step-up of Nellcor's inventory to fair value at date of acquisition and the $398.3 million purchased research and development, which were charged to operations during the first half of fiscal 1998, as well as the $28.7 million tax benefit related to the write-off of the stepped-up inventory.

     The purchased research and development represents the value of numerous new medical devices and other products/technologies in all major product lines (e.g., sensors, monitors and ventilators) that are in various stages of development and have significant technological hurdles remaining as of the transaction date. Medical devices are subjected to significant clinical analysis and screening to validate their safety and efficacy as well as determine their commercial viability. Accordingly, medical devices are considered technologically feasible upon FDA (or international regulatory body) market approval. The steps required to introduce these products include both research and development and clinical and regulatory costs and efforts to be expended over the next one to four years. Clinical and regulatory costs and efforts relate primarily to the costs and efforts associated with receiving FDA approval (and/or international regulatory body approval, where applicable), specifically costs and efforts incurred for clinical trials and preparation of FDA submission and interaction with the FDA (and international regulatory bodies, where applicable). None of these medical devices or products had received FDA (or international regulatory body) market approval as of the acquisition date, and therefore all were identified as in-process research and development that had not reached technological feasibility. No alternative future uses were identified prior to reaching technological feasibility because of the uniqueness of the projects. Additionally, no identifiable alternate markets were established for projects that were in such early stages of development. The same methodology (income approach) was utilized to evaluate purchased research and development as was utilized to evaluate the other Nellcor identifiable intangible assets acquired, except the cost approach was utilized to evaluate the assembled work force.

(B) Intangible and goodwill amortization expense related to the acquisition, less amortization expense previously recorded by Nellcor. Intangibles and goodwill are amortized on a straight-line basis over 10 to 30 years (weighted average life of 25 years). The amortization expense is based on preliminary allocation and further adjustments, which may be significant, are expected during the allocation period. The amortization expense includes $0.3 million related to the exit of Nellcor activities.


(C) Elimination of Mallinckrodt domestic interest income related to cash on hand used to pay for a portion of the acquisition, plus $0.1 million amortization of debt issuance cost.

(D) Interest at 6.0 percent on the borrowing of approximately $1.1 billion to complete the acquisition. The interest rate is based on the London Interbank Offered Rate plus a margin dependent upon the Company's senior debt ratings.

(E) Income taxes have been provided for the adjustments referred to in (B), (C) and (D). The effective tax rate is adversely impacted by goodwill amortization expense which is not tax effected.

(F) The earnings per common share amounts have been restated to conform with the Financial Accounting Standards Board Statement No. 128, Earnings Per Share. Statement 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share.

     Earnings per common share were based upon the weighted average number of shares of common stock for basic (72,716,625 shares) and common and common stock equivalents for diluted (73,446,360 shares) outstanding for the six-month period ended December 31, 1997.

                                 ********

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Mallinckrodt Inc.



DOUGLAS A. MCKINNEY
Vice President and Controller

Date: June 12, 1998